Nabi Biopharmaceuticals

EXHIBIT 99.1

STATEMENT UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers of Nabi Biopharmaceuticals (the “Company”) hereby certify that, as of the date of this statement, the Company’s annual report on Form 10-Q for the quarter ended March 29, 2003 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the quarter ended March 29, 2003.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. This statement is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.

Date:	April 28, 2003	/s/ David J. Gury
Name: David J. Gury
Title: Chief Executive Officer

Date:	April 28, 2003	/s/ Mark Smith
Name: Mark L. Smith
Title: Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.